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                                                                   Exhibit 10.11


               AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT


     THIS AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT (the "Guaranty") made as of the 26/th/ day of March, 2002, by and between DIRECT III MARKETING, INC., a Delaware corporation doing business as Education Lending Group, Inc. ("Guarantor"), and FIFTH THIRD BANK, an Ohio banking corporation, for itself and as agent for any affiliate of Fifth Third Bancorp ("Beneficiary").

                              W I T N E S S E T H:

     WHEREAS, Beneficiary has agreed to extend credit and financial accommodations to Grad Partners, INC., a Delaware corporation ("Grad Partners"), and to STUDENT LOAN XPRESS, INC., a Delaware corporation ("Xpress") (each of Grad Partners and Xpress hereinafter, from time to time, a "Borrower", and collectively, from time to time, the "Borrowers") pursuant to that certain Second Amended and Restated Credit Agreement, dated of even date herewith, by and among Grad Partners, Xpress, and Beneficiary, together with the Revolving Notes, dated of even date herewith, executed by Grad Partners and Xpress, each for a maximum principal amount of $15,000,000, less the amount borrowed by the other Borrower, and each made payable to the order of Beneficiary (the "Notes"), and all agreements, instruments and documents executed or delivered in connection with any of the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the "Loan Documents");

     WHEREAS, Guarantor is affiliated with each Borrower and, as such, shall be benefited directly by the transaction contemplated by the Loan Documents, and shall execute this Guaranty in order to induce Beneficiary to enter into such transaction;

     WHEREAS, Guarantor has executed that certain Continuing Guaranty Agreement, dated September 17, 2001, by and between Guarantor and Beneficiary, guaranteeing the full and prompt payment and performance when due of the Obligations of Grad Partners; and

     WHEREAS, Guarantor now desires to guarantee the Obligations of Xpress, in addition to the Obligations of Grad Partners.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, Guarantor hereby guarantees, promises and undertakes as follows:

     1.   GUARANTY.

          (a) Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Beneficiary the full and prompt payment and performance when due (whether at maturity by acceleration or otherwise) of any and all loans, advances, indebtedness and each and every other

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obligation or liability of each Borrower owed to Beneficiary and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Beneficiary or owed to others and acquired by Beneficiary by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Beneficiary or any affiliate of Fifth Third Bancorp for the benefit of or at the request of either Borrower, all obligations to perform or forbear from performing acts, and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees incurred or other sums disbursed by Beneficiary or any affiliate of Fifth Third Bancorp under this Guaranty or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations").

          (b) This Guaranty is a continuing guaranty of payment, and not merely of collection, that shall remain in full force and effect until expressly terminated in writing by Beneficiary, notwithstanding the fact that no Obligations may be outstanding from time to time. Such termination by Beneficiary shall be applicable only to transactions having their inception after the effective date thereof, and shall not affect the enforceability of this Guaranty with regard to any Obligations arising out of transactions having their inception prior to such effective date, even if such Obligations shall have been modified, renewed, compromised, extended, otherwise amended or performed by Beneficiary subsequent to such termination. In the absence of any termination of this Guaranty as provided above, Guarantor agrees that Guarantor's obligations hereunder shall not be deemed discharged or satisfied until the Obligations are fully paid and performed, and no such payments or performance with regard to the Obligations is subject to any right on the part of any person whomsoever, including but not limited to any trustee in bankruptcy, to recover any of such payments. If any such payments are so set aside or settled without litigation, all of which is within Beneficiary's discretion, Guarantor shall be liable for the full amount Beneficiary is required to repay, plus costs, interest, reasonable attorneys' fees and any and all expenses that Beneficiary paid or incurred in connection therewith. A successor of either Borrower, including either Borrower in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than such Borrower; and this Guaranty shall apply to all Obligations incurred by such successor.

          (c) Guarantor agrees that Guarantor is directly and primarily liable to Beneficiary and that the Obligations hereunder are independent of the Obligations of Borrower, or of any other guarantor. The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of either Borrower in bankruptcy or otherwise. Beneficiary shall not be required to prosecute or seek to enforce any remedies against either Borrower or any other party liable to Beneficiary on account of the Obligations, or to seek to enforce or resort to any remedies with respect to any collateral granted to Beneficiary by either Borrower or any other party on account of the Obligations, as a condition to payment or performance by Guarantor under this Guaranty.

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          (d)  Beneficiary may, without notice or demand and without affecting its rights hereunder, from time to time: (i) renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as Beneficiary in its discretion may determine. Accordingly, Guarantor hereby waives notice of any and all of the foregoing.

          (e) Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, whether legal or equitable, that may arise: (i) directly or indirectly from the present or future lack of validity, binding effect or enforceability of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) from Beneficiary's impairment of any collateral, including the failure to record or perfect the Beneficiary's interest in the collateral, or (iii) by reason of any claim or defense based upon an election of remedies by Beneficiary in the event such election may, in any manner, impair, affect, reduce, release, destroy or extinguish any right of contribution or reimbursement of Guarantor, or any other rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral.

          (f) Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled, and Guarantor hereby waives all suretyship defenses, including but not limited to all defenses set forth in the Uniform Commercial Code as in effect as of the date hereof in the State of Ohio, (the "Ohio Uniform Commercial Code") to the full extent such a waiver is permitted thereby.

          (g) Guarantor hereby irrevocably waives all legal and equitable rights to recover from either Borrower or both Borrowers any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of either Borrower or both Borrowers under the federal Bankruptcy Code or any other law, and Guarantor hereby waives any right to assert in any manner against Beneficiary any claim, defense, counterclaim and off-set of any kind or nature, whether legal or equitable, that Guarantor may now or at any time hereafter have against either Borrower or both Borrowers or against any other party liable to Beneficiary.

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants and covenants as follows:

          (a) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its organization, has the power and authority to carry on its business and

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to enter into and perform this Guaranty, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required.

          (b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary company action, and shall not violate any provision of law or regulation applicable to Guarantor, or the articles of organization or operating agreement of Guarantor, or any writ or decree of any court or governmental instrumentality, or any instrument or agreement to which Guarantor is a party or by which Guarantor may be bound; this Guaranty is a legal, valid and binding obligation of said Guarantor, enforceable in accordance with its terms; and there is no action or proceeding before any court or governmental body or agency now pending that may materially adversely affect the condition (financial or otherwise) of Guarantor.

     3. EVENTS OF DEFAULT. Any of the following occurrences shall constitute an "Event of Default" under this Guaranty:

          (a) An Event of Default occurs under the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, as "Event of Default" shall be defined therein.

          (b) Guarantor shall fail to observe or perform any covenant, condition, or agreement under this Guaranty for a period of thirty (30) days after date of such breach, or any representation or warranty of Guarantor set forth in this Guaranty shall be materially inaccurate or misleading when made or delivered.

          (c) The death, legal incompetence or dissolution of Guarantor, of the general partner thereof, or of any endorser or other guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

          (d) The default by Guarantor under the terms of any indebtedness of Guarantor now or hereafter existing, which default has not been cured within any time period permitted pursuant to the terms and conditions of such indebtedness or the occurrence of an event which gives any creditor the right to accelerate the maturity of any such indebtedness.

          (e) The commencement by Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Guarantor or for any substantial part of Guarantor's property, or ordering the wind-up or liquidation of Guarantor's affairs; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of

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Guarantor generally to pay Guarantor's debts as such debts become due; or the taking of action by Guarantor in furtherance of any of the foregoing.

          (f) The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty in accordance with its terms, or the assignment or attempted assignment of this Guaranty by Guarantor.

     4.   REMEDIES.

          (a) Whenever any Event of Default as defined herein shall have happened, Beneficiary, in its sole discretion, may take any remedial action permitted by law or in equity or by the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, including demanding payment in full of all sums guaranteed hereby, plus any accrued interest or other expenses.

          (b) If Beneficiary should employ attorneys or incur other expenses for the enforcement of this Guaranty, Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.

          (c) No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission on the part of Beneficiary to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient thereby, and a waiver on any one occasion shall be limited to that particular occasion.

     5. FINANCIAL CONDITION OF BORROWER. Guarantor is presently informed of the financial condition of each Borrower and of all other circumstances that a diligent inquiry would reveal and which would bear upon the risk of nonpayment of any of the Obligations. Guarantor hereby covenants that Guarantor shall continue to keep informed of such matters, and hereby waives Guarantor's right, if any, to require Beneficiary to disclose any present or future information concerning such matters including, but not limited to, the release of or revocation by any other guarantor.

     6. SUBORDINATION. All indebtedness and liability now or hereafter owing by either Borrower or both Borrowers to Guarantor is hereby postponed and subordinated to the Obligations owing to Beneficiary; and such indebtedness and liability to Guarantor, if Beneficiary so requests, shall be collected, enforced and received by Guarantor as trustee for Beneficiary and be paid over to Beneficiary on account of the Obligations.

     7. NOTICES. Any notices under or pursuant to this Guaranty shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

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          To Guarantor:      DIRECT III MARKETING, INC.
                             dba Education Lending Group, Inc.
                             12760 High Bluff Drive
                             Suite 210
                             San Diego, California 92130
                             Attention: Robert deRose

          To Beneficiary:    FIFTH THIRD BANK
                             38 Fountain Square Plaza
                             Cincinnati, Ohio 45263
                             Attention: Andrew Hauck

     Either party may change such address by sending notice of the change to the other party.

     8.   MISCELLANEOUS.

          (a) This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          (b) This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

          (c) As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders.

          (d) This Guaranty shall inure to the benefit of Beneficiary's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Guarantor. This Guaranty is not assignable by Guarantor.

          (e) If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby.

          (f) This Guaranty shall be governed by and construed in accordance with the law of the State of Ohio. Guarantor agrees that the state and federal courts for the County in which the Beneficiary is located or any other court in which Beneficiary initiates proceedings have exclusive jurisdiction over all matters arising out of this Guaranty.

          (g) GUARANTOR AND BENEFICIARY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO.

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          (h)  This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof; neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought. As the context requires, the singular shall include the plural and one gender shall include one or both other genders. This Guaranty shall inure to the benefit of the Beneficiary's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of the Guarantor. This Guaranty is nonassignable by the Guarantor. If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby. This Guaranty shall be governed by and construed in accordance with the law of the State of Ohio. Guarantor agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Beneficiary initiates proceedings have exclusive jurisdiction over all matters arising out of this Guaranty. GUARANTOR AND BENEFICIARY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO.

          (i) Guarantor authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligation its attorneys' fees. GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO BENEFICIARY OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR GUARANTOR WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. GUARANTOR AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY BENEFICIARY OR THE HOLDER OF SUCH OBLIGATION. GUARANTOR WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR GUARANTOR PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING BENEFICIARY OR THE HOLDER OF SUCH OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY BENEFICIARY OR THE HOLDER OF SUCH OBLIGATION.

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     WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.


                                        GUARANTOR:

                                               DIRECT III MARKETING, INC.
                                               dba Education Lending Group, Inc.

                                        By: /s/ Perry D. Moore
                                            --------------------------------
                                        Title: Senior VP/Finance
                                               -----------------------------


     Accepted this 26th day of March, 2002.

                                        BENEFICIARY:

                                               FIFTH THIRD BANK

                                        By:  /s/ Andrew Hauck
                                            --------------------------------
                                        Title: Senior Vice President
                                               -----------------------------





                          [Signature page to Guaranty]

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